EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Quepasa Corporation on Form S-8 of our report dated February 20, 2004 appearing in the Annual Report on Form 10-KSB of Quepasa Corporation for the year ended December 31, 2003, and to the reference made to our firm under the caption “Experts” included in or made a part of this Registration Statement.

Ehrhardt Keefe Steiner & Hottman, P.C., Independent Registered Public Accounting Firm

August 30, 2004